UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 13, 2011

COLGATE-PALMOLIVE COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	1-644-2	13-1815595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Park Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting on January 13, 2011, the Board of Directors of Colgate-Palmolive Company (the “Company”) elected Victoria Dolan, currently Vice President, Finance and Strategic Planning for the Company’s European Division, as Vice President and Corporate Controller of the Company effective February 1, 2011.

Ms. Dolan, 51, joined the Company in 2008 from Marriott International, Inc. (“Marriott”), where she served as Executive Vice President, Finance and Chief Financial Officer of its vacation ownership division, responsible for the division’s global finance and accounting as well as its asset management organization. Ms. Dolan joined Marriott in 2000 as Senior Vice President of Finance for Marriott’s international lodging division. Prior to joining Marriott, Ms. Dolan spent nine years at The Coca-Cola Company in numerous leadership positions that included Chief Financial Officer and Executive Vice President for the Japan division.

In connection with her election as Vice President and Corporate Controller, the Board of Directors of the Company granted an award of 5,000 shares of restricted stock to Ms. Dolan under the Company’s stockholder-approved 2009 Executive Incentive Compensation Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2011	COLGATE-PALMOLIVE COMPANY

By: /s/ Andrew D. Hendry
Name: Andrew D. Hendry
Title: Senior Vice President, General Counsel and Secretary